                                                                    EXHIBIT 10.6

                               US DATAWORKS, INC.

              SUBORDINATED, CONVERTIBLE NOTE AND WARRANTS AGREEMENT


         THIS NOTE AND WARRANTS AGREEMENT (this "AGREEMENT"), dated July10, 2003, is entered into by and among US DATAWORKS, INC., a Nevada corporation (the "COMPANY"), and Charles E. Ramey, an individual ("RAMEY")

         WHEREAS, from time to time beginning on December 13, 2001, Ramey has lent the Company, through a series of demand promissory notes as scheduled at EXHIBIT A attached hereto, an aggregate amount of One Million Three Hundred Fifty Three Thousand Dollars ($1,353,000) (the "ORIGINAL NOTES") paying 7% interest on the outstanding principal balance. The Original Notes are neither subordinated to the Company's Senior Indebtedness (as defined herein) nor convertible into equity of the Company.

         WHEREAS, the Company desires, and Ramey agrees, to exchange his Original Notes for a new, consolidated promissory note (the "NEW NOTE"). The New Note accrues interest at a lesser rate of interest, is subordinated to the Company's Senior Indebtedness and may, in lieu of repayment, be converted into equity in the Company.

         WHEREAS, as an inducement to Ramey to exchange the Original Notes for a subordinated, convertible promissory note, the Company wishes to grant Ramey warrants (the "WARRANTS") entitling him to purchase of One Million Three Hundred Three Thousand Dollars ($1,353,000 ) of the common stock of the Company at the exercise price described herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement shall have the following meanings:

         "CHANGE OF CONTROL" shall mean the sale, conveyance or other disposition of all or substantially all of the Company's property, voting stock or business or the Company's merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of the Company), provided that the term "Change of Control" shall not include (a) a merger of the Company effected exclusively for the purpose of changing the domicile of the Company, (b) an equity financing in which the Company is the surviving corporation, (c) a transaction in which the stockholders of the Company immediately prior to the transaction own fifty percent (50%) or more of the voting power of the surviving corporation following the transaction.

         "DEMAND DATE" means July____, 2004.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          "LIEN" means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of such asset.

         "MATERIAL ADVERSE EFFECT" means any change, violation, inaccuracy, circumstance or effect that is materially adverse to the business, properties, assets (including intangible assets), liabilities, capitalization or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (i) any occurrences relating to the economy of the United States in general and (ii) changes in trading prices for the Company's securities or for securities in general.

         "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "SEC DOCUMENTS" means the Company's periodic reports filed with the Securities and Exchange Commission (the "SEC").

         "SERIES C FINANCING" means the Company conducts a sale of Series C Preferred Stock with aggregate gross proceeds received, or to be received, by the Company of at least Seven Million Five Hundred Thousand Dollars ($7,500,000).

         "SUBSIDIARY" ( or plural, "SUBSIDIARIES") means a Person, whether incorporated or unincorporated, of which (i) more than fifty percent (50%) of the securities or other ownership interests, or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent (50%) of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

         2. SUBORDINATED, CONVERTIBLE NOTE AND WARRANTS.

         2.1 SUBORDINATED, CONVERTIBLE NOTE. The Company shall enter into a subordinated, convertible promissory note ("NEW NOTE"), substantially in the form attached hereto as EXHIBIT B, with Ramey for the principal amount of One Million Three Hundred Fifty Three Thousand Dollars ($1,353,000). Ramey shall surrender his Original Notes to the Company for cancellation and such Original Notes shall hereinafter be void. The form of the New Note will include:

             (a) the New Note shall bear seven percent (7%) interest PER ANNUM;

             (b) the New Note will automatically convert upon either of the following occurring prior to the Demand Date: (i) into Series C Preferred Stock upon the closing of a Series C Financing, or (ii) into Common Stock upon a Change of Control;

             (c) Ramey may convert the New Note into Common Stock voluntarily at any time;

             (d) the Company shall make no principal or interest payments to Ramey unless: (i) Ramey demands payment of the New Note following the Demand Date, or (ii) the Company elects (and Ramey consents) to prepay the New Note and pay the prepayment penalty (15% of any outstanding principal balance);

             (e) at anytime following July____, 2004 (the "DEMAND DATE"), Ramey may demand all of the outstanding principal balance and any accrued and unpaid interest be due and payable; and

             (f) the conversion price shall be (i) for Series C Preferred Stock, the price per share paid by third party investors at the initial closing of the Series C Financing, or (ii) for Common Stock, the lesser of: (y) sixteen cents ($0.16) per share, or (z) the closing bid price on the trading day immediately prior to the date of the Change of Control or the date of Holder's voluntary exercise of the Note (as applicable).

         2.2 WARRANTS. The Company shall grant warrants ("WARRANTS"), substantially in the form attached hereto as EXHIBIT C, to Ramey entitling the holder to exercise such Warrants for of On Million Three Hundred Three Thousand Dollars ($1,353,000) of the Company's Common Stock. The exercise price for the Warrants shall be the lesser of either: (i) sixteen cents ($0.16) or (ii) the listed American Stock Exchange closing price for the Common Stock on the trading day immediately prior to the Closing Date.

         2.3 CLOSING. The consummation of this transaction (the "CLOSING") shall take place at the offices of the Company, 5301 Hollister Road, Suite 250, Houston, TX 77040, on July __, 2003, or at such other time and place as the Company and Ramey mutually agree in writing. The date on which the Closing takes place is referred to as the "CLOSING DATE." At the Closing, the Company shall deliver to Ramey a duly executed New Note and a duly executed Warrants, with each to be registered in the name of Ramey or in the name of a nominee designated by Ramey.

         3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, Ramey that, except as otherwise disclosed in the SEC Documents, the following representations and warranties in their entirety,:

         3.1 ORGANIZATION AND QUALIFICATION. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted. The Company is qualified as a foreign corporation and is in good standing in all states where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

         3.2 AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance and delivery of the New Note and Warrants has been taken or will be taken on or prior to the Closing. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

         3.3 VALID ISSUANCE. The New Note, the Warrants and the shares of Common Stock issuable upon conversion of the New Note and exercise of the Warrants (collectively, the "SECURITIES") have been duly authorized and, when issued, sold and delivered to Ramey after payment therefore in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and, assuming the accuracy of the representations and warranties of Ramey set forth at Section 4.6 of this Agreement, will be issued in compliance with all applicable federal and state securities laws and will be free of all Liens or other encumbrances other than as set forth in the legends contained in Section 4.8 of this Agreement.

         3.4 NO MATERIAL ADVERSE CHANGE. Except as set forth in the Company's SEC Documents (a) there has been no material adverse change in the business, properties, results of operations or financial condition of the Company, whether or not arising in the ordinary course of business, and (b) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         3.5 ACCESS TO INFORMATION. Prior to the Closing, the Company will provide to Ramey and his professional representatives such information as such persons from time to time may reasonably request with respect to the Company and prior to the Closing shall permit Ramey and his professional representatives reasonable access, during regular business hours and upon reasonable notice, to the properties, books and records of the Company as Ramey from time to time may reasonably request.

         3.6 PRIVATE OFFERING3.7 . Neither the Company nor any authorized Person acting on its behalf has, in connection with the offer, sale, exchange or issuance of the Securities, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering, sale, exchange or issuance of the Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing Date make, directly or indirectly, any offer or sale of the Securities, or of securities of the same or similar class as the Securities if, as a result, the offer and sale contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in
Section 2(3) of the Securities Act.

         4. RAMEY HEREBY REPRESENTS AND WARRANTS TO THE COMPANY THAT:

         4.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be purchased by Ramey will be acquired for investment for Ramey's own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Ramey has no present intention of selling, granting any participation in, or otherwise distributing the same. Ramey is not a party to any contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise dispose of any of the Securities purchased by him.

         4.2 RELIANCE UPON RAMEY'S REPRESENTATIONS. Ramey understands that the issuance and sale of the Securities will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D and/or Section 4(2) thereof, and that the Company's reliance on such exemption is based on each Ramey's representations set forth herein. Ramey realizes that the basis for the exemption may not be present if, notwithstanding such representations, any Ramey has in mind merely acquiring the securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Such Ramey has no such present intention.

         4.3 RECEIPT OF INFORMATION. Ramey has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Securities and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of Ramey to rely thereon. No person other that the Company has been authorized to give any information or to give any representation not contained in this Agreement in connection with the Offering and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

         4.4 INVESTMENT EXPERIENCE. Ramey is experienced in evaluating and investing in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         4.5 ACCREDITED INVESTOR. Ramey is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         4.6 RESTRICTED SECURITIES. Ramey understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, Ramey is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company.

         5. RESTRICTED TRANSFERABILITY.

         5.1 LEGENDS. Each certificate or other document evidencing the Securities shall be endorsed with the legends set forth below, and Ramey covenants that, except to the extent such restrictions are waived by the Company, Ramey shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

             (a) The following legend under the Act:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL OF US DATAWORKS, INC., THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE."

             (b) Such other legends as may be required under state securities laws.

         5.2 INDEMNIFICATION.

             (a) The Company agrees to indemnify and hold Ramey harmless from and against any losses, claims, damages or liabilities to which Ramey may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) a material breach of any term of this Agreement, the New Note and the Warrants, or (ii) the material breach of any representation, warranty or covenant of this Agreement, the New Note and the Warrants. The Company will reimburse Ramey for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon the breach by Ramey to comply with his representations, warranties, covenants and agreements contained in this Agreement.

             (b) Ramey agrees to indemnify and hold the Company harmless from and against any losses, claims, damages or liabilities to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon a material breach of any representation, warranty or covenant of this Agreement, the New Note and the Warrants. Ramey will reimburse the Company for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that Ramey shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon the breach by the Company to comply with its representations, warranties, covenants and agreements contained in this Agreement.

         6. MISCELLANEOUS.

         6.1 REASONABLE EFFORTS; OTHER ACTIONS. Subject to the terms and conditions herein provided and applicable law, the Company and Ramey shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         6.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July____, 2003. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

         6.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor Ramey shall assign this Agreement or any rights hereunder or delegate any duties hereunder without the prior written consent of the other except as otherwise provided herein.

         6.4 NOTICES. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by Facsimile (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

         If to the Company:

         US Dataworks, Inc.
         5301 Hollister Road, Suite 250
         Houston, Texas  77040
         Attention:  Terry Stepanik, President
         Facsimile:        (713) 934-8192
         Telephone:        (713) 934-3854
         with a copy to:

         Pillsbury Winthrop LLP
         2550 Hanover Street
         Palo Alto, California 94304
         Attention:  John J. Figone
         Facsimile:        (650) 233-4545
         Telephone:        (650) 233-4613

         If to Ramey:

         See the address provided by Ramey on its counter-part signature page.

         6.5 SURVIVAL. All representations and warranties contained or provided for herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the party benefiting from any such representation or warranty, and shall survive the Closing to the extent of applicable statutes of limitations.

         6.6 AMENDMENTS AND WAIVERS. This Agreement may be amended or modified only by a written instrument signed by the Company and Ramey hereunder. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         6.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         6.8 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

         6.9 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Nevada (irrespective of its choice of law principles); provided, however, that neither this Agreement nor any provision hereof shall be construed for or against any party on the basis that such party drafted this Agreement or any provision hereof.

         6.10 COUNTERPARTS. This Agreement may be executed by facsimile copies and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.11 SHAREHOLDER APPROVAL. Neither the New Note may be converted, whether automatically or voluntarily by the Holder, nor the Warrants exercised, and therefore no Series C Preferred Stock or Common Stock may be issued in contemplation of the New Note's conversion and no Common Stock may be issued in contemplation of the Warrants' exercise, without first obtaining the approval of the Company's voting shareholders to such New Note's conversion and the Warrants' exercise in accordance with the rules of the American Stock Exchange or any other market rules with which the Company shall be required to comply at the time of such issuance or exercise.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        COMPANY

                                        US DATAWORKS, INC.



                                        By /S/ TERRY STEPANIK
                                           -------------------------------------

                                        Name TERRY STEPANIK

                                        Title PRESIDENT AND CEO



                                        RAMEY

                                        Charles E. Ramey

                                        /S/ CHARLES E. RAMEY
                                        ----------------------------------------

                                        Address:________________________________

                                        ________________________________________

                                        ________________________________________

                                        Telephone:______________________________

                                        Facsimile:______________________________

                                        email:__________________________________

                                    EXHIBIT A
                                    ---------

                               US DATAWORKS, INC.
                      CHARLES E. RAMEY--7% PROMISSORY NOTES
                       FOR THE PERIOD ENDED MARCH 31, 2003



                           Date                   Amount
                    -----------------        --------------
                        12/13/2001               $50,000
                         1/9/2002                 50,000
                         3/7/2002                150,000
                         3/21/2002                50,000
                         5/2/2002                 75,000
                         5/22/2002               100,000
                         7/26/2002               150,000
                         8/9/2002                 65,000
                        12/12/2002                70,000
                        12/16/2002               250,000
                        12/31/2002               120,000
                                             --------------
                                             $ 1,130,000.00
                                             ==============

                                    EXHIBIT B
                                    ---------

                                FORM OF NEW NOTE

                                    EXHIBIT C
                                    ---------

                                 FORM OF WARRANT